Exhibit 99.1


                   [LETTERHEAD OF UNITED NATURAL FOODS, INC.]


FOR IMMEDIATE RELEASE
March 4, 2003

                      UNITED NATURAL FOODS REPORTS RESULTS
                  FOR THE SECOND QUARTER ENDED JANUARY 31, 2003

                          Earns $0.28 per diluted share

Dayville, Connecticut - March 4, 2003 -- United Natural Foods, Inc. (Nasdaq:
UNFI) today reported net income of $5.4 million, or $0.28 per share on a diluted basis, excluding the effect of special items, for the second quarter of fiscal 2003, ended January 31, 2003. Net income for the second quarter of fiscal 2003, including the effect of special items, was $5.5 million, or $0.28 per share on a diluted basis.

Net sales, including acquisitions, for the second quarter of fiscal 2003 were $338.4 million, an increase of 18.6% from the $285.5 million recorded in the second quarter of fiscal 2002. This included growth in the mass market and independent distribution channels of approximately 30% and 28%, respectively. Sales in the supernatural distribution channel were unchanged compared to the same period last year due primarily to the previously announced transition of the Company's former second-largest customer to a new primary distributor. These results included a full quarter of net sales from the acquisition of Blooming Prairie and one month of net sales from Northeast Cooperatives acquired on December 31, 2002. Sales growth for the quarter, excluding the effect of acquisitions, was 2.3%. Sales growth excluding the effect of acquisitions and sales in each period to the Company's former second-largest customer was 17.4%.

Net income for the second quarter of fiscal 2003, excluding the effect of special items, increased 4.1% to $5.4 million, or $0.28 per diluted share, compared to $5.2 million, or $0.27 per diluted share, excluding special items, for the second quarter of fiscal 2002. The special items for the second quarter of fiscal 2003, consisted of non-cash income related to the change in fair value of interest rate swaps and related option agreements caused by favorable changes in yield curves. In addition, special items included labor costs related to the expansion of the Company's Chesterfield, New Hampshire distribution facility. Special items recorded during the second quarter of fiscal 2002 included non-cash income related to the change in fair value of interest rate swaps and related option agreements caused by favorable changes in yield curves. In addition, special items included restructuring, asset impairment and other costs related to the relocation of the Company's Atlanta, Georgia facility. Net income including special items increased 5.6% to $5.5 million, or $0.28 per diluted share, for the second quarter of 2003 compared to $5.2 million, or $0.27 per diluted share, in the same period last year.

The following table details the amounts and effect of these items:

--------------------------------------------------------------------------------
Quarter Ended January 31, 2003                  Pretax     Net of    Per diluted
(in thousands, except per share data)           Income       Tax        share
                                                ------       ---        -----

Income, excluding special items:               $ 9,023     $ 5,414      $0.28

Less: special items (income) / expense
Interest rate swap agreements(change
in value of financial instruments)                (226)       (136)     (0.01)

Costs related to the expansion of
Chesterfield, New Hampshire
(included in operating expenses)                    69          42       0.00

--------------------------------------------------------------------------------
Income, including special items:               $ 9,180     $ 5,508      $0.28*
================================================================================
*Total reflects rounding

--------------------------------------------------------------------------------
Quarter Ended January 31, 2002                  Pretax     Net of    Per diluted
(in thousands, except per share data)           Income       Tax        share
                                                ------       ---        -----

Income, excluding special items:                $ 8,667    $ 5,200      $0.27

Less: special items (income) / expense
Interest rate swap agreement (change
in value of financial instruments)               (1,358)      (815)     (0.04)

Costs related to relocating
Atlanta, Georgia distribution
center (included in operating
expenses)                                         1,335        801       0.04

--------------------------------------------------------------------------------
Income, including special items:                $ 8,690    $ 5,214      $0.27
================================================================================

Comments from Management

Steven Townsend, President and Chief Executive Officer of United Natural Foods, said, "Robust consumer demand for natural foods continues to drive the market and we believe that our continued success demonstrates that our operating strategies, designed to meet the long-term needs of customers while being their leading natural products resource, are working. Operationally, we continue to focus on the integration of our recent acquisitions, and have made significant progress on the expansion of our Chesterfield, New Hampshire distribution center to accommodate the Northeast Cooperatives business. Additionally, we are gaining efficiencies in our purchasing practices and operating expenses as we integrate Blooming Prairie into our Western region."

The Company believes that sales growth for the third quarter of fiscal 2003 will be in the 18% - 22% range. The Company expects sales growth in the mid-teens during the third quarter of fiscal 2003 for the business excluding the impact of its recent acquisitions and sales to the Company's former second-largest customer. The earnings per diluted share outlook for the quarter ending April 30, 2003 and the fiscal year ending July 31, 2003 is $0.30 - $0.32 and $1.18 - $1.20, respectively, consistent with previous guidance.

Conference Call

Management will conduct a conference call and audio webcast at 11:00 a.m. ET on March 4, 2003 to review the Company's quarterly results, market trends and future outlook. The conference call dial-in number is 703-871-3862. The audio webcast will be available, on a listen only basis, via the Internet at www.viavid.com or at the Investor Relations section of the Company's website, www.unfi.com. Please allow extra time to the webcast to visit the site and download any software required to listen to the Internet broadcast. The online archive of the webcast will be available for 30 days.

About United Natural Foods

United Natural Foods, Inc. carries and distributes over 30,500 products to more than 11,000 customers nationwide. The Company serves a wide variety of retail formats including conventional supermarket chains, natural product superstores and independent retail operators.

                             Financial Tables Follow

For more information on United Natural Foods, Inc., visit the Company's web-site at www.unfi.com.

AT THE COMPANY:                  FRB | Weber Shandwick
--------------------------------------------------------------------------------
Rick Puckett                     Joseph Calabrese            Vanessa Schwartz
Chief Financial Officer          General Information         Analyst Information
(860) 779-2800                   (212) 445-8434              (212) 445-8433

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding United Natural's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, including but not limited to general business conditions, the impact of competition and our dependence on principal customers, see "Risk Factors" in the Company's quarterly report on Form 10-Q filed with the Commission on December 13, 2002, and its other filings under the Securities Exchange Act of 1934, as amended. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. United Natural is not undertaking to update any information in the foregoing reports until the effective date of its future reports required by applicable laws.

                   UNITED NATURAL FOODS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                         QUARTER ENDED                 SIX MONTHS ENDED
                                                           JANUARY 31,                   JANUARY 31,
(In thousands, except per share data)                  2003           2002           2003           2002

Net sales                                           $ 338,447      $ 285,461      $ 649,440      $ 565,776

Cost of sales                                         272,360        228,949        522,518        454,263
                                                    ---------      ---------      ---------      ---------

            Gross profit                               66,087         56,512        126,922        111,513
                                                    ---------      ---------      ---------      ---------

Operating expenses                                     55,178         47,258        106,020         92,282

Restructuring and asset impairment charges                 --            424             --            424

Amortization of intangibles                                66             13            104             77
                                                    ---------      ---------      ---------      ---------

           Total operating expenses                    55,244         47,695        106,124         92,783
                                                    ---------      ---------      ---------      ---------

           Operating income                            10,843          8,817         20,798         18,730
                                                    ---------      ---------      ---------      ---------

Other expense (income):
    Interest expense                                    2,072          1,643          3,919          3,389
    Change in value of financial instruments             (226)        (1,358)         1,479          2,429
    Other, net                                           (183)          (158)          (420)          (114)
                                                    ---------      ---------      ---------      ---------

           Total other expense                          1,663            127          4,978          5,704
                                                    ---------      ---------      ---------      ---------

           Income before income taxes                   9,180          8,690         15,821         13,026

Income taxes                                            3,672          3,476          6,328          5,210
                                                    ---------      ---------      ---------      ---------

           Net income                               $   5,508      $   5,214      $   9,492      $   7,816
                                                    =========      =========      =========      =========

Per share data (basic):

           Net income                                  $0 .29      $    0.28      $    0.50      $    0.42
                                                    =========      =========      =========      =========

Weighted average basic shares of common stock          19,119         18,915         19,113         18,790
                                                    =========      =========      =========      =========

Per share data (diluted):

           Net income                               $    0.28      $    0.27      $    0.49      $    0.41
                                                    =========      =========      =========      =========

Weighted average diluted shares of common stock        19,526         19,371         19,471         19,217
                                                    =========      =========      =========      =========

                   UNITED NATURAL FOODS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                    UNAUDITED

                                                               JANUARY 31,      JULY, 31
(In thousands)                                                     2003           2002
                                                                ---------      ---------

ASSETS
Current assets:
    Cash                                                        $  11,827      $  11,184
    Accounts receivable, net                                       84,785         84,303
    Notes receivable, trade                                           448            513
    Inventories                                                   151,696        131,932
    Prepaid expenses                                                7,790          4,493
    Deferred income taxes                                           4,612          4,612
    Refundable income taxes                                           303             58
                                                                ---------      ---------
       Total current assets                                       261,461        237,095

Property & equipment, net                                          97,956         82,702

Other assets:
    Notes receivable, trade, net                                    2,954            956
    Goodwill                                                       60,564         31,399
    Intangibles, net                                                1,286            248
    Other, net                                                      2,184          2,057
                                                                ---------      ---------
       Total assets                                             $ 426,405      $ 354,457
                                                                =========      =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Notes payable - line of credit                              $ 137,501      $ 106,109
    Current installments of long-term debt                          1,595          1,658
    Current installment of obligations under capital leases           923          1,037
    Accounts payable                                               70,342         52,789
    Accrued expenses                                               26,715         18,185
    Financial instruments                                           7,099          5,620
                                                                ---------      ---------
       Total current liabilities                                  244,175        185,398
    Long-term debt, excluding current installments                 10,481          7,677
    Obligations under capital leases, excluding current
    Installments                                                    1,365            995
                                                                ---------      ---------
       Total liabilities                                          256,021        194,070
                                                                ---------      ---------

Stockholders' equity:
Preferred stock, $.01 par value, authorized
    5,000 shares; none issued and outstanding
Common stock, $.01 par value, authorized
    50,000 shares; issued and outstanding
    19,135 at January 31, 2003; issued and
    outstanding 19,106 at July 31, 2002                               191            191
     Additional paid-in capital                                    80,135         79,711
     Unallocated shares of ESOP                                    (2,013)        (2,094)
     Retained earnings                                             92,071         82,579
                                                                ---------      ---------
       Total stockholders' equity                                 170,384        160,387
                                                                ---------      ---------

Total liabilities and stockholders' equity                      $ 426,405      $ 354,457
                                                                =========      =========

                   UNITED NATURAL FOODS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                         SIX MONTHS ENDED
                                                                            JANUARY 31,
                                                                        2003          2002
(In thousands)                                                          ----          ----

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                            $  9,492      $  7,816
  Adjustments to reconcile net income to net cash
  provided by operating activities:
    Depreciation and amortization                                        5,051         3,783
    Change in fair value of financial instruments                        1,479         2,429
    (Gain) Loss on disposals of property & equipment                        (6)          296
    Deferred income tax benefit                                             --          (605)
    Provision for doubtful accounts                                      1,699         1,045
    Changes in assets and liabilities, net of acquired companies:
      Accounts receivable                                                5,242       (10,280)
      Inventory                                                          2,934       (15,864)
      Prepaid expenses                                                  (1,328)         (307)
      Refundable income taxes                                             (246)         (426)
      Other assets                                                      (1,603)       (1,348)
      Notes receivable, trade                                           (1,467)         (182)
      Accounts payable                                                   2,658        14,083
      Accrued expenses                                                   1,331         5,842
                                                                      ----------------------
        Net cash provided by operating activities                       25,236         6,282
                                                                      ----------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of acquired businesses, net of cash acquired             (43,724)           65
    Proceeds from disposals of property and equipment                       47            21
    Capital expenditures                                               (11,221)      (20,437)
                                                                      ----------------------
        Net cash used in investing activities                          (54,898)      (20,351)
                                                                      ----------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Net borrowings under note payable                                   31,392        31,961
    Repayments on long-term debt                                          (854)      (20,411)
    Principal payments of capital lease obligations                       (657)         (543)
    Proceeds from exercise of stock options                                424         1,448
                                                                      ----------------------
        Net cash provided by financing activities                       30,305        12,455
                                                                      ----------------------

NET INCREASE (DECREASE) IN CASH                                            643        (1,614)
Cash at beginning of period                                             11,184         6,393
                                                                      ----------------------
Cash at end of period                                                 $ 11,827      $  4,779
                                                                      ======================

Supplemental disclosures of cash flow information:
  Cash paid during the period for:
    Interest                                                          $  3,798      $  3,299
                                                                      ======================
    Income taxes, net of refunds                                      $  3,911      $  7,095
                                                                      ======================

In the six months ended January 31, 2003 and 2002, the Company incurred $0 and $628, respectively, of capital lease obligations.

In the six months ended January 31, 2002 the fair value of common stock issued for the acquisition of subsidiary was $4,250.